UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2012

THE TALBOTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12552	41-1111318
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Identification No.)

One Talbots Drive, Hingham, Massachusetts	02043
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (781) 749-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

Term Loan Agreement

On February 16, 2012, The Talbots, Inc. (“Talbots” or the “Company”) entered into a Term Loan Agreement (the “Term Loan Agreement”), by and among the Company, as a borrower, Talbots Classics Finance Company, Inc., a Delaware corporation, as a borrower (“TCFC”), The Talbots Group, Limited Partnership, a Massachusetts limited partnership, as a borrower (“TGLP” and, together with Talbots and TCFC, collectively, the “Borrowers”, and, each a “Borrower”), the subsidiaries of the Company from time to time party thereto (each a “Subsidiary Guarantor” and collectively, the “Subsidiary Guarantors” and, together with the Borrowers, the “Credit Parties”, and each a “Credit Party”), and Wells Fargo Bank, National Association, as agent (“Wells Fargo”), for the financial institutions from time to time party thereto (collectively, the “Term Loan Lenders” and individually each a “Term Loan Lender”), and as a Term Loan Lender, pursuant to which the Term Loan Lenders provided the Company with a $75 million secured term loan facility (the “Term Loan Facility”).

The Term Loan Facility carries interest at LIBOR plus 10.00%. Interest on loans under the Term Loan Facility will be payable monthly in arrears. If the Term Loan Facility is prepaid, in whole or in part, prior to the maturity date, there will be a penalty of: (a) 4.0% on amounts prepaid prior to the first anniversary of the closing date; (b) 2.0% on amounts prepaid on the first anniversary of the closing date through the second anniversary of the closing date; (c) 1.0% on amounts prepaid on the second anniversary of the closing date through the third anniversary of the closing date; and (d) no penalty on amounts prepaid on or after the third anniversary of the closing date.

Funding of the loan was subject to, among other things, the granting of liens and mortgages in favor of Wells Fargo, for the benefit of the Term Loan Lenders, and Talbots evidencing $100,000,000 of unused availability under the Revolving Loan Facility (as defined below) on the closing date of the Term Loan Facility after giving effect to the proceeds of the Term Loan Facility and the Revolving Loan Facility.

The Borrowers will repay the Term Loan Facility in $500,000 installments on the last day of January, April, July and October of each year and the remaining balance on the maturity date. The Term Loan Facility has a maturity date of the earlier to occur of (i) February 16, 2017, and (ii) the date on which the aggregate term loan commitments terminate in accordance with the provisions of the Term Loan Agreement.

Under the terms of the Term Loan Agreement, neither the Borrowers nor any of their subsidiaries may create, assume or suffer to exist any lien securing indebtedness incurred after the closing date of the Term Loan Facility subject to certain limited exceptions set forth in the Term Loan Agreement. The Term Loan Agreement contains negative covenants prohibiting the Credit Parties, with certain exceptions, from among other things, incurring indebtedness and contingent obligations, making investments, intercompany loans and capital contributions, and disposing of property or assets. The Company has agreed to keep the mortgaged properties in good repair, reasonable wear and tear excepted.

The Term Loan Agreement contains several limitations on the aggregate amount that may be borrowed under the Revolving Loan Facility. If the outstanding principal amount of the Term Loan Facility exceeds (A) the sum of (i) 15% of the value of eligible credit card receivables, (ii) 15% of the net orderly liquidation value of eligible private label credit card receivables, (iii) 65% of the net orderly liquidation value of eligible in-transit inventory from international vendors (not to exceed $10 million), (iv) 15% of net orderly liquidation value of eligible inventory in the United States, (v) 30% of certain eligible real property (not to exceed $15 million) plus (vi) 37.5% of the net forced liquidation value of intellectual property (not to exceed $15 million) minus (B) reserves from time to time implemented by Wells Fargo, then an additional unused availability reserve (in the amount of such excess) must be taken against the borrowing base under the Revolving Loan Facility (such reserve, the “Term Loan Push Down Reserve”). Second, the Term Loan Agreement requires that the aggregate amount available (but not used) under the borrowing base under the Revolving Loan Facility at no time be less than the greater of (i) $17.5 million and (ii) the lesser of (x) 10% of the aggregate revolving loan commitment under the Revolving Loan Facility and (y) 10% of the borrowing base. And third, if unused availability under the Revolving Loan Facility falls below $20 million (or after the occurrence of certain events), an additional unused availability reserve (of up to $10 million) must be taken against the borrowing base under the Revolving Loan Facility unless otherwise agreed by Wells Fargo and the Term Loan Lenders.

The Term Loan Agreement contains customary representations, warranties and covenants relating to the Company and its subsidiaries, and as required by Wells Fargo and the Term Loan Lenders for this Term Loan Facility in particular. The Term Loan Agreement provides for events of default, including failure to repay principal and interest when due, failure to perform or violation of the provisions, representations, warranties or covenants of the agreement as well as a change of control of the Company. The Term Loan Agreement does not contain any financial covenant tests.

The Credit Parties have, concurrently with the execution of the Term Loan Agreement, executed a Guaranty and Security Agreement (the “Term Security Agreement”) in favor of Wells Fargo, for the benefit of the Term Loan Lenders and certain other secured parties under the Term Loan Facility, pursuant to which each Borrower’s obligations under the Term Loan Agreement will be fully and unconditionally guaranteed on a joint and several basis by each other Borrower and the Subsidiary Guarantors. Additionally, pursuant to the Term Security Agreement, the obligations of the Borrowers will be secured by (i) a first priority perfected lien and security interest in the intellectual property, equipment and fixtures of the Company or any guarantor from time to time, (ii) a first lien mortgage on the Company’s Hingham, MA headquarters facility and TGLP’s Lakeville, MA distribution facility and (iii) a second priority perfected lien and security interest in the remaining assets of the Company or any guarantor from time to time.

Amended and Restated Credit Agreement

On February 16, 2012, the Company also entered into an Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”), which amends and restates the Credit Agreement dated as of April 7, 2010, as amended by the First Amendment thereto dated as of August 31, 2010, by and among the Credit Parties and General Electric Capital Corporation (“GECC”), as agent for the financial institutions from time to time party thereto (collectively, the “Revolving Loan Lenders” and individually each a “Revolving Loan Lender”) and for itself as a Revolving Loan Lender, and such Revolving Loan Lenders, pursuant to which the Revolving Loan Lenders provided the Company with a $200 million secured revolving loan facility (including a $25,000,000 letter of credit sub-facility) (the “Revolving Loan Facility”).

The Amended and Restated Credit Agreement is an asset-based revolving facility that permits the Borrowers to receive loans from the Revolving Loan Lenders up to the lesser of (A) $200 million and (B) the result of (i) 85% of the value of (1) eligible credit card receivables, (2) the net orderly liquidation value of eligible private label credit card receivables, (3) the net orderly liquidation value of eligible in-transit inventory from international vendors (subject to certain caps and limitations) and (4) the net orderly liquidation value of eligible inventory in the United States (the amount calculated in this clause (B) less reserves from time to time implemented by GECC, the “Borrowing Base”) minus (ii) the greater of (1) $17,500,000 and (2) the lesser of (x) 10% of the aggregate revolving loan commitment under the Revolving Loan Facility and (y) 10% of the Borrowing Base and minus (iii) the Term Loan Push Down Reserve. Loans made pursuant to the immediately preceding sentence will carry interest calculated, at the Borrower’s election, at either (a) three-month LIBOR plus 2.50% to 3.00%, or (b) Base Rate plus 1.50% to 2.00%, in each case, depending on certain availability thresholds. Interest on loans under the Revolving Loan Facility will be payable monthly in arrears. The Borrowers will pay a fee monthly in arrears to the Revolving Loan Lenders for unused commitments and outstanding letters of credit in accordance with the formulas set forth in the Amended and Restated Credit Agreement.

Amounts borrowed in connection with the Amended and Restated Credit Agreement will be repaid on a daily basis through the implementation of account control agreements effective on the closing date of the Amended and Restated Credit Agreement. Cash in the accounts of the Credit Parties will be swept on a daily basis into a control account in the name of GECC; provided, however, that the Borrowers are permitted to maintain a certain amount of cash in disbursement accounts, including such amounts necessary to satisfy the current liabilities incurred by them in the ordinary course of their business. Amounts may be borrowed and reborrowed from time to time, subject to the satisfaction or waiver of all conditions to borrowing set forth in the Amended and Restated Credit Agreement, including without limitation GECC, for the benefit of the Revolving Loan Lenders, obtaining a perfected lien on collateral provided by the Company, delivery of satisfactory payment of fees and expenses, accuracy of all representations and warranties, the absence of a default or an event of default, and other borrowing conditions, all subject to certain exclusions as set forth in the agreement. In addition, initial funding of the revolving loan is subject to, among other things, the granting of liens and mortgages in favor of GECC, for the benefit of the Revolving Loan Lenders, and Talbots evidencing $100,000,000 of unused availability under the Revolving Loan Facility on the closing date after giving effect to the proceeds of the initial loans to be made under the Revolving Loan Facility and the Term Loan Facility on the closing date.

The Amended and Restated Credit Agreement has a maturity date of the earlier to occur of (i) February 16, 2017 and (ii) the date on which the aggregate revolving loan commitments terminate in accordance with the provisions of the Amended and Restated Credit Agreement. The entire principal amount of loans under the Revolving Loan Facility and any outstanding letters of credit will be due on the maturity date. If commitments under the Revolving Loan Facility are reduced or terminated prior to the first anniversary of the closing date, there will be a penalty of 1.0% on the amount of such reduction except in certain circumstances. There are no penalties on reductions on or after the first anniversary of the closing date.

Loans under the Revolving Loan Facility may be voluntarily prepaid at any time at the option of the Borrowers, in whole or in part, at par plus accrued and unpaid interest and any break funding loss incurred. Upon any voluntary or mandatory prepayment of any loan, the Borrowers will reimburse the Revolving Loan Lenders for costs associated with early termination of any currency hedging arrangements related to such loan. Amounts voluntarily repaid prior to the maturity may be reborrowed.

Under the terms of the Amended and Restated Credit Agreement, neither the Borrowers nor any of their subsidiaries may create, assume or suffer to exist any lien securing indebtedness incurred after the closing date of the Revolving Loan Facility subject to certain limited exceptions set forth in the Amended and Restated Credit Agreement. The Amended and Restated Credit Agreement contains negative covenants prohibiting the Credit Parties, with certain exceptions, from among other things, incurring indebtedness and contingent obligations, making investments, intercompany loans and capital contributions, and disposing of property or assets. The Company has agreed to keep the mortgaged properties in good repair, reasonable wear and tear excepted.

The Amended and Restated Credit Agreement contains customary representations, warranties and covenants relating to the Company and its subsidiaries, and as required by GECC and the Revolving Loan Lenders for this Revolving Loan Facility in particular. The agreement provides for events of default, including failure to repay principal and interest when due, failure to perform or violation of the provisions, representations, warranties or covenants of the agreement as well as a change of control of the Company. The agreement does not contain any financial covenant tests.

The Credit Parties have, concurrently with the execution of the Amended and Restated Credit Agreement, executed an Amended and Restated Guaranty and Security Agreement (the “Revolving Security Agreement”) in favor of GECC, for the benefit of the Revolving Loan Lenders and certain other secured parties under the Revolving Loan Facility, pursuant to which each Borrower’s obligations under the

Amended and Restated Credit Agreement will be fully and unconditionally guaranteed on a joint and several basis by each other Borrower and the Subsidiary Guarantors. Additionally, pursuant to the Revolving Security Agreement, the obligations of the Borrowers will be secured by (i) a second lien mortgage on the Company’s Hingham, MA headquarters facility and TGLP’s Lakeville, MA distribution facility, (ii) a second priority perfected lien on certain intellectual property, equipment and fixtures and (iii) a first priority perfected lien and security interest in the remaining assets of the Company or any guarantor from time to time.

PLCC Agreement and ICA

In connection with the secured parties’ security interest in the Company’s private label credit card program, the Credit Parties have also executed an Amended and Restated Private Label Credit Card Access and Monitoring Agreement (“PLCC Agreement”) which requires the Credit Parties to comply with certain monitoring and reporting obligations to Wells Fargo and GECC with respect to such program, subject to applicable law.

In connection with the Term Loan Agreement and Amended and Restated Credit Agreement, GECC and Wells Fargo entered into an Intercreditor Agreement (the “ICA”), which was acknowledged by the Credit Parties. The ICA establishes various inter-lender terms, including priority of liens, permitted actions by each party, application of proceeds (applicable before or after any default) and certain restrictions with respect to providing or endorsing a financing in the event of any insolvency.

The foregoing summary is subject in all respects to the actual terms of the Term Loan Agreement, the Term Security Agreement, the Amended and Restated Credit Agreement, the Revolving Security Agreement, the PLCC Agreement and the ICA, copies of which are attached as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6 to this Form 8-K and are incorporated herein by reference. Please note that the representations and warranties of each party set forth in the Amended and Restated Credit Agreement and the Term Loan Agreement, as well as in the Company’s other credit facilities and related agreements (and all amendments thereto) heretofore entered into and filed with the SEC have been made solely for the benefit of the other party or parties to the respective agreements, and should not be relied upon to provide investors with any other factual or disclosure information regarding the parties or their respective businesses.

Section 2 – Financial Information

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.

10.1	Term Loan Agreement, dated February 16, 2012, by and among The Talbots, Inc., The Talbots Group, Limited Partnership, Talbots Classics Finance Company, Inc., each as borrower, the subsidiaries of The Talbots, Inc. from time to time party thereto, as guarantors, Wells Fargo Bank, National Association, as agent for the financial institutions from time to time parties thereto, and as a lender, GA Capital, LLC, as syndication agent, and GB Merchant Partners, LLC as documentation agent.

10.2	Guaranty and Security Agreement, dated February 16, 2012, by and among The Talbots, Inc., Talbots Classics Finance Company, Inc., The Talbots Group, Limited Partnership and certain other parties thereto, in favor of Wells Fargo Bank, National Association, as administrative agent for the lenders and each other secured party.

10.3	Amended and Restated Credit Agreement, dated February 16, 2012, by and among The Talbots, Inc., The Talbots Group, Limited Partnership, Talbots Classics Finance Company, Inc., each as borrower, the subsidiaries of The Talbots, Inc. from time to time party thereto, as guarantors, and General Electric Capital Corporation, as agent, for the financial institutions from time to time party thereto, and as a lender.

10.4	Amended and Restated Guaranty and Security Agreement, dated February 16, 2012, by and among The Talbots, Inc., Talbots Classics Finance Company, Inc., The Talbots Group, Limited Partnership and certain other parties thereto, in favor of General Electric Capital Corporation, as administrative agent for the lenders and each other secured party.

10.5	Amended and Restated Private Label Credit Card Access and Monitoring Agreement, dated as of February 16, 2012, by and among The Talbots, Inc., each other Credit Party as defined in the Amended and Restated Credit Agreement, General Electric Capital Corporation and Wells Fargo Bank, National Association.

10.6	Intercreditor Agreement, dated as of February 16, 2012, by and among General Electric Capital Corporation, in its capacity as administrative agent for the Amended and Restated Credit Agreement, Wells Fargo Bank, National Association, in its capacity as administrative agent for the Term Loan Agreement, The Talbots, Inc., Talbots Classics Finance Company, Inc., The Talbots Group, Limited Partnership and certain other parties thereto.

99.1	Press Release issued by The Talbots, Inc., dated February 16, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TALBOTS, INC.

Dated: February 17, 2012	By:	/s/ Richard T. O’Connell, Jr.
	Name:	Richard T. O’Connell, Jr.
	Title:	Executive Vice President

INDEX OF EXHIBITS

Exhibit No.

10.1	Term Loan Agreement, dated February 16, 2012, by and among The Talbots, Inc., The Talbots Group, Limited Partnership, Talbots Classics Finance Company, Inc., each as borrower, the subsidiaries of The Talbots, Inc. from time to time party thereto, as guarantors, Wells Fargo Bank, National Association, as agent for the financial institutions from time to time parties thereto, and as a lender, GA Capital, LLC, as syndication agent, and GB Merchant Partners, LLC as documentation agent.

10.2	Guaranty and Security Agreement, dated February 16, 2012, by and among The Talbots, Inc., Talbots Classics Finance Company, Inc., The Talbots Group, Limited Partnership and certain other parties thereto, in favor of Wells Fargo Bank, National Association, as administrative agent for the lenders and each other secured party.

10.3	Amended and Restated Credit Agreement, dated February 16, 2012, by and among The Talbots, Inc., The Talbots Group, Limited Partnership, Talbots Classics Finance Company, Inc., each as borrower, the subsidiaries of The Talbots, Inc. from time to time party thereto, as guarantors, and General Electric Capital Corporation, as agent, for the financial institutions from time to time party thereto, and as a lender.

10.4	Amended and Restated Guaranty and Security Agreement, dated February 16, 2012, by and among The Talbots, Inc., Talbots Classics Finance Company, Inc., The Talbots Group, Limited Partnership and certain other parties thereto, in favor of General Electric Capital Corporation, as administrative agent for the lenders and each other secured party.

10.5	Amended and Restated Private Label Credit Card Access and Monitoring Agreement, dated as of February 16, 2012, by and among The Talbots, Inc., each other Credit Party as defined in the Amended and Restated Credit Agreement, General Electric Capital Corporation and Wells Fargo Bank, National Association.

10.6	Intercreditor Agreement, dated as of February 16, 2012, by and among General Electric Capital Corporation, in its capacity as administrative agent for the Amended and Restated Credit Agreement, Wells Fargo Bank, National Association, in its capacity as administrative agent for the Term Loan Agreement, The Talbots, Inc., Talbots Classics Finance Company, Inc., The Talbots Group, Limited Partnership and certain other parties thereto.

99.1	Press Release issued by The Talbots, Inc., dated February 16, 2012.